ROGERS & WELLS
                              200 Park Avenue
                          New York, New York 10166
                              (212) 878-8000
                            FAX (212) 878-8375

PARIS                         WASHINGTON, D.C.                     FRANKFURT
LONDON                                                             HONG KONG



                                        November 7, 1997



JP Realty, Inc.
Price Development Company,
  Limited Partnership
35 Century Park-Way
Salt Lake City, Utah 84115

Ladies and Gentlemen:


          We have acted as special counsel to JP Realty, Inc., a Maryland corporation (the "Company"), and Price Development Company, Limited Partnership, a Maryland limited partnership (the "Partnership"), in connection with the Company's and the Partnership's registration statement on Form S-3 (Registration Numbers 333-34835 and 333-34835-01)(as the same may be amended or supplemented from time to time, the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the offering (i) by the Company from time to time of up to $147,062,500 aggregate initial offering price of (a) shares of common stock, par value $0.0001 per share (the "Common Stock"); (b) warrants to purchase Common Stock (the "Common Stock Warrants"); and (c) shares or fractional shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"); and (ii) by the Partnership from time to time of up to $200,000,000 aggregate initial offering price of debt securities (the "Debt Securities") which may be fully guaranteed by nconditional guarantees thereof by the Company (the "Guarantees"). The Debt Securities, the Common Stock, the Common Stock Warrants, the Preferred Stock, the Depositary Shares and the Guarantees are collectively referred

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JP Realty, Inc.                  2                        November 7, 1997
Price Development Company,
  Limited Partnership


to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

          The Debt Securities will be issued from time to time pursuant to an indenture in substantially the form included as an exhibit to the Registration Statement (the "Indenture"). The Common Stock Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as depositary (each, a "Depositary"). The Guarantees will be evidenced by an agreement or other instrument of the Company (each, a "Guaranty Agreement") to be issued with the related issuance of the Debt Securities.

          In rendering the opinions expressed herein, we have examined the Registration Statement, the Indenture, the Company's Amended and Restated Articles of Incorporation (the "Charter") and Bylaws, the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), and Certificate of Limited Partnership, and certain minutes of corporate proceedings and/or written consents of the Company's Board of Directors. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

          We assume that (i) prior to the issuance of any shares of Common Stock or Preferred Stock (or Securities convertible into shares of Common Stock or Preferred Stock), there will exist, under the Charter, the

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 JP Realty, Inc.                  3                        November 7, 1997
Price Development Company,   Limited Partnership


requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and (ii) appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon issuance and sale of any such shares, and will comply with all applicable requirements of Maryland law.

          We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company or by the Board of Directors of the Company as the general partner of the Partnership, as the case may be, in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Charter, the Partnership Agreement, the Indenture or any applicable Supplemental Indenture, as the case may be, and applicable Maryland law.

          To the extent that the obligations of the Partnership under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the financial institution identified in such Indenture as trustee (the "Trustee") is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

          To the extent that the obligations of the Company under a Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally, with respect to acting as Warrant Agent under the Warrant Agreement, with all applicable laws and

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JP Realty, Inc.                  4                        November 7, 1997
Price Development Company,   Limited Partnership


regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

          To the extent that the obligations of the Company under a Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legally valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally, with respect to acting as Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

          Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

     1. Upon approval of the Indenture by all necessary Board Action, and when executed and delivered by the Partnership in accordance with such Board Action, and assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and binding obligation of the Partnership.

     2. When the Registration Statement has become effective under the Act and the Debt Securities have been (a) duly established by the Indenture or a Supplemental Indenture, (b) duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Partnership against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Indenture, any applicable Supplemental Indenture, and as contemplated by the Registration Statement, the Prospectus or the applicable
          Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Debt Securities, the Debt Securities will be duly authorized and will constitute valid and binding obligations of the Company.

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JP Realty, Inc.                  5                        November 7, 1997
Price Development Company,   Limited Partnership


     3. When the Registration Statement has become effective under the Act and a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Charter and applicable Maryland law, and upon payment for shares of such Preferred Stock (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Preferred Stock, or (b) pursuant to the exchange shares of such Preferred Stock for validly issued and fully paid Depositary Shares in accordance with the terms of an applicable valid and binding Deposit Agreement, such shares of Preferred Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable.

     4.   When  the  Registration  Statement has become effective under the
          Act, the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, and the Depositary Receipts in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement.

     5. When the Registration Statement has become effective under the Act, the Common Stock Warrants have been (a) duly established by the related Warrant Agreement and (b) duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and warrant certificates representing the Common Stock Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the

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JP Realty, Inc.                  6                        November 7, 1997
Price Development Company,   Limited Partnership


          issuance of such Common Stock Warrants, the Common Stock Warrants will be duly authorized and will constitute valid and binding obligations of the Company.

     6. When the Registration Statement has become effective under the Act and payment for such shares of Common Stock has been made (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such shares, or (b) pursuant to (i) the conversion of validly issued and fully paid and non-assessable shares of Preferred Stock in accordance with the established terms of such Preferred Stock, or (ii) the exercise of validly issued Common Stock Warrants in accordance with the terms of an applicable Warrant Agreement, such shares of Common Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable by the Company.

     7. When the Registration Statement has become effective under the Act, the Guaranty Agreement evidencing the Company's guaranty of validly issued and binding Debt Securities has been duly authorized and established in accordance with the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement, the applicable Guarantees will be duly authorized and will constitute valid and binding obligations of the Company.

          The opinions stated herein relating to the validity and binding nature of obligations of the Company and the Partnership, as the case may be, are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          The opinions stated herein are limited to the federal laws of the United States, the laws of the State of New York and Maryland. To the extent that the opinions set forth herein are dependent on the laws of the State of Maryland, we have relied, with your permission, on the opinion of Piper & Marbury L.L.P. of even date herewith. Our opinion, to the extent based upon such reliance, is limited by the qualifications, assumptions and


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JP Realty, Inc.                  7                        November 7, 1997
Price Development Company, Limited Partnership


conditions set forth in such opinion in addition to those set forth herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus.

                              Very truly yours,


                             /S/ Rogers & Wells




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